Exhibit 99.B(d)(46)

INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL MANAGED TRUST

AGREEMENT made as of this 1st day of January, 2024 between SEI Investments Management Corporation (the "Adviser") and Los Angeles Capital Management LLC (the "Sub-Adviser").

WHEREAS, SEI Institutional Managed Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994, as amended, (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a "Fund," and collectively, the "Funds"), as such Schedule may be amended by mutual agreement of the parties hereto; and

WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in each Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a)	The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by a Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b)	In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein), Prospectus, Compliance Policies and Procedures and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

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(c)	The Sub-Adviser shall determine the Assets to be purchased or sold by a Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in a Fund's Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including a Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

(d)	The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

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(e)	The Sub-Adviser shall provide a Fund's custodian on each business day with information relating to all transactions concerning a Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)	To the extent called for by the Trust's Compliance Policies and Procedures, or as reasonably requested by a Fund, the Sub-Adviser shall provide the Fund with information and advice regarding Assets to assist the Fund in determining the appropriate valuation of such Assets.

(g)	The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(h)	The Sub-Adviser shall promptly notify the Adviser of any financial condition that is reasonably likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(i)	(i)	Except under the circumstances set forth in subsection (ii), the Sub- Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in a Fund. If the Sub-Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser. Sub-Adviser will not be responsible for filing claims in class action settlements related to the Assets, although the Adviser may consult with Sub-Adviser from time to time regarding the filing of claims in class action settlements. Upon reasonable request, the Sub-Adviser will assist the Adviser with respect to such litigation/class actions through the provision of relevant information and/or documentation.

(ii)	The Sub-Adviser hereby agrees that upon 60 days' written notice from the Adviser, the Sub-Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the securities held as Assets in a Fund. As of the time the Sub-Adviser shall assume such responsibilities with respect to proxies under this sub-section (ii), the Adviser shall instruct the custodian and other parties providing services to a Fund to promptly forward misdirected proxies to the Sub-Adviser.

(M)	In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to a Fund or a sub-adviser to a portfolio that is under common control with a Fund concerning the Assets, except as permitted by the policies and procedures of a Fund. The Sub-Adviser shall not provide investment advice to any assets of a Fund other than the Assets.

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(k)	On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

(l)	The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC.

(m)	With respect to the Assets of a Fund, the Sub-Adviser shall file any required reports with the SEC pursuant to Section 13(f) and Section 13(g) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers, employees or control affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.	Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), Prospectus, Compliance Policies and Procedures, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents. The Adviser has furnished, and will deliver all future amendments and supplements, if any in a timely manner, the Sub-Adviser with copies of each of the following documents:

(a)            The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

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(b)           By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws"); and

(c)           Prospectus of each Fund.

4.	Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Adviser's management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser's obligations under this Agreement; provided, however, that the Adviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination. This Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

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This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	to the extent that the Sub-Adviser's activities or services could affect a Fund, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the "federal securities laws" (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-Adviser (the policies and procedures referred to in this Paragraph 7(b), along with the policies and procedures referred to in Paragraph 7(a), are referred to herein as the Sub-Adviser's "Compliance Program").

8.	Reporting of Compliance Matters.

(a)	The Sub-Adviser to make available for review by the Adviser at the Sub-Adviser's office all deficiency letters issued by the SEC, together with all responses given by the Sub-Adviser to such letters.

(b)	The Sub-Adviser shall promptly provide to the Trust's Chief Compliance Officer ("CCO") the following documents

(i)	a report of any material violations of the Sub-Adviser's Compliance Program or any "material compliance matters" (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser's Compliance Program;

(ii)	a report of any material changes to the policies and procedures that compose the Sub-Adviser's Compliance Program;

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(iii)	a copy of the Sub-Adviser's chief compliance officer's report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser's Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(iv)	an annual (or more frequently as the Trust's CCO may reasonably request) representation regarding the Sub-Adviser's compliance with Paragraphs 7 and 8 of this Agreement.

(c)	The Sub-Adviser shall also provide the Trust's CCO with:

(i)	reasonable access to the testing, analyses, reports and other documentation, or summaries thereof, that the Sub-Adviser's chief compliance officer relies upon to monitor the effectiveness of the implementation of the Sub-Adviser's Compliance Program; and

(ii)	reasonable access, during normal business hours, to the Sub-Adviser's facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

9.	Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

10.	Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.	Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Legal Department

To the Trust's CCO at:	SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Chief Compliance Officer

To the Sub-Adviser at:	Los Angeles Capital Management LLC
11150 Santa Monica Blvd. Suite 200
Los Angeles, CA 90025
Attention: General Counsel

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12.	Noncompete Provisions.

(a)	The Sub-Adviser hereby agrees that the Sub-Adviser will:

(i)	waive enforcement of any noncompete agreement or other agreement or arrangement to which it is currently a party that restricts, limits, or otherwise interferes with the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services and will transmit to any person or entity notice of such waiver as may be required to give effect to this provision; and

(ii)	not become a party to any noncompete agreement or other agreement or arrangement that restricts, limits or otherwise interferes with the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services.

(b)	Notwithstanding any termination of this Agreement, the Sub-Adviser's obligations under this Paragraph 12 shall survive.

13.	Amendment of Agreement. This Agreement may be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

14.	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

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15.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(c)	Each of the Adviser and the Sub-Adviser represent and warrant to the other that it has full legal right and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation		Los Angeles Capital Management LLC

By:	/s/ James Smigiel	By:	/s/ Daniel Allen

Name:	James Smigiel	Name:	Daniel Allen

Title:	Chief Investment Officer	Title:	CEO and President

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Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Los Angeles Capital Management LLC
As of January 1, 2024

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Fund
Mid-Cap Fund

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Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Los Angeles Capital Management LLC
As of January 1, 2024

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Fund	[REDACTED]
Mid-Cap Fund	[REDACTED]

SEI Investments Management Corporation		Los Angeles Capital Management LLC

By:	/s/ James Smigiel	By:	/s/ Daniel Allen

Name:	James Smigiel	Name:	Daniel Allen

Title:	Chief Investment Officer	Title:	CEO and President

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SEI Investments Management Corporation (“SIMC”)

Objectives, Investment Guidelines and Reporting Requirements

PM/Sub-advisor	Los Angeles Capital (LA Capital)
Mandate/Strategy	US Microcap
Effective Date	January 1, 2024

Portfolios

SMID
SIIT SC, SIIT SC2, SIMT SC No model accounts, all accounts are traditionally managed.

Terms

Scope

This document (“Investment Guidelines”) covers each account or pool (“Account”) managed by the Portfolio Manager or Sub-advisor (“Sub-advisor”) related to the Portfolios listed above.

Applicability with Other Documents

The Sub-advisor is instructed to manage the Account in accordance with these Investment Guidelines, the Portfolio Management Agreement or Investment Sub-Advisory Agreement (the “Agreements”) and any other documents as set forth in such Agreements. The Sub-advisor is instructed to contact an Authorized Person (as identified in the separate Certification of SIMC Authorized Persons for Sub-Adviser Instruction) with respect to any questions it may have regarding the Investment Guidelines or for guidance in resolving any conflicts among the documents noted above.

Changes to Investment Guidelines

These Investment Guidelines shall be reviewed by both parties and amended if necessary, in conjunction with the annual reapproval of the Agreement, if applicable, or at least annually in all other instances. These Guidelines may be amended or superseded in whole or in part, at any time, by authorized persons of SIMC (“Authorized Persons”) by written (including electronic) instructions agreed to by the Subadvisor in writing. Authorized Persons may also provide such instructions via telephone if such instructions are confirmed promptly in writing as set forth above and provided that the Subadvisor agrees to such instructions in writing.

Performance Objective

On a rolling three-year basis, using the figures below, the objective is to seek to achieve the listed annualized Alpha Target over the listed Benchmark, subject to the general Tracking Error Target. If stated, the investments generally should not exceed the Maximum Tracking Error target regardless of opportunity. It is understood that return objectives cannot be assured. Furthermore, SIMC and SEI acknowledge that the Subadvisor cannot guarantee to achieve the Tracking Error Target. We are using the microcap index as the primary benchmark for your strategy.

Microcap
Benchmark	Russell Microcap Index
Alpha Target	2.00-3.00%
Tracking Error Target	Up to 6.00%
Maximum Tracking Error	N/A

Securities

Permitted Investments

For purposes of these Investment Guidelines, equity securities are defined to include common stock, securities convertible into common stocks, preferred stocks, warrants and rights to subscribe in common stock. Permitted securities will have the following qualities:

Qualities	Detail
The Sub-advisor should invest primarily in equity securities of issuers domiciled in, or organized under the laws of, the countries that comprise the Benchmark.

Equity securities held in each account must be listed on a broadly recognized United States securities market such as the NYSE, NASDAQ and/or AMEX as well as the OTCBB. If an equity security falls off all such listings, there is no requirement for an immediate forced sale but such position should be sold within a reasonable period of time.

American Depository Receipts (ADR)	The ADRs must meet the same criteria as common stocks.
Exchange traded funds (ETFs) are permitted for equitizing cash.	We ask that ETFs as a primary investment vehicle for alpha be limited to 2% per issue and 3% at maximum. In aggregate, ETFs for alpha and equitization should be less than 5% in normal market conditions. We understand that the equitization piece may exceed this for short periods of time in the presence of strong cash flows.
Securities should be readily transferable and marketable

Prohibited Investments

Prohibited Investments	Detail
Derivatives (including futures and options) (except as permitted for cash management elsewhere in these guidelines.
SEI Stock (Ticker: SEIC)
Pooled vehicles (not including ETFs and cash equivalent funds) that are outside the list of constituents that are or were in the Russell Microcap or Russell 2000 Indices (collectively, the “Index Constituents”)
Limited Partnership that is outside the Index Constituents	Limited Partnership
Collective Trusts that are outside the Index Constituents	Collective Trusts
Initial Public Offerings (IPOs)	Applicable to model-based implementations only
Private placements and other restricted securities including 144A and Reg S offerings	Applicable to model-based implementations only
Any investment in securities issued by an entity involved in the sale, production, research or development of cluster munitions and anti-personnel mines (collectively “Controversial Weapons”).	Applicable to UCIT funds only (SGMF USSC) A complete list of these securities can be found on the Manager Questionnaire website (http://imuportal.seic.com)
Investment in collective investments schemes (including ETFs) that are not themselves UCITS or that do not comply with the Irish Central Bank Guidance Note 2/03.	Applicable to UCIT funds only

Prohibited Investments	Detail
Any bonds, convertible bonds, preferred stock or common stock issued by Frontier Communications (ticker FTR), or any of its affiliates, will be prohibited.	Applicable to accounts managed on behalf of Frontier Communications only

Additional Restrictions

The Accounts shall have the following additional restrictions in place:

Restriction	Detail
Investment in other collective investment schemes is limited to 5% of the value of the Portfolio that is managed by the PM/Sub-advisor	Contact the SEI analyst(s) prior to investing in a collective investment scheme. Applicable to UCITS funds only
Investment in business development companies (BDCs) is permitted, subject to applicable regulatory requirements.	However, SEI requires notification as soon as possible following the time of purchase.
Must notify SEI as soon as possible after an investment in any one class of equity security exceeds 10% of the outstanding voting shares of such class.
Buying on margin and short selling is not permitted

Cash Management

The Account should generally remain fully invested, targeting a cash level less than 2% of assets when possible. It is understood that due to transactional factors, rebalancing of the Sub-advisor’s portfolio or settlement delays, the Account could reach 5.0% cash or be in an overdraft position. However, this would be considered an aberration from normal practice and if breached, a conversion should be initiated with SIMC. The Sub-advisor will be notified by SIMC of potential cash flows into or out of the Sub-advisor’s portfolio on a timely basis. Permitted investments for cash management include cash equivalents such as commercial paper, repurchase agreements, short-term treasuries, cash equivalent pooled funds, exchange traded funds and exchanged traded futures.

Account Dispersion

While cash flows and other factors prevent each Account from delivering equal returns, the Sub-advisor should seek to limit dispersion of active returns in each Account to less than 1% per year. SEI and SIMC acknowledge that Sub-advisor cannot guarantee that dispersion will be less than 1%.

Reporting Requirements

Monthly Reporting

•	Please enter into the SEI Portal a report of the preliminary monthly return for each of the Accounts managed on SIMC’s behalf.
•	Please enter final monthly returns for each Account managed on SIMC’s behalf into the SEI Portal.

Quarterly Reporting

•	Conference call between the SEI analyst(s) and a member of the Sub-advisor’s investment team
•	Quarterly performance questionnaire
•	Quarterly compliance questionnaire
•	Reported U.S. composite
•	Subject to any legal or regulatory restrictions, any material organizational changes
•	Subject to any legal or regulatory restrictions, any material changes in assets under management

Annual Reporting

•	An annual review of the markets and organization
•	Annual review of historic composite and SEI sub-portfolio returns
•	Attend mutual fund board meeting once every two years

Organization/Ownership Changes.

Subject to any legal or regulatory restrictions, the Sub-advisor will provide prompt notification of material changes in ownership or key personnel whom SIMC has access to in relation to the Account. This includes, but is not limited to, the addition or departure of any executive, portfolio manager, analyst, trader, marketing or servicing personnel and/or any other individual significant to the investment process of the Accounts or functioning of the overall relationship with SEI.

Investment Process Changes

The Subadvisor will provide prompt notification of material changes to the investment process. This includes, but is not limited to, changes in philosophy, universe screening models, valuation models, and portfolio construction methodologies.

SEI Investments Management Corporation (“SIMC”)

Objectives, Investment Guidelines and Reporting Requirements

PM/Sub-advisor	Los Angeles Capital (LA Capital)
Mandate/Strategy	US Midcap Strategy
Effective Date	January 1, 2024

Portfolios

SIMT Midcap No model accounts, all accounts are traditionally managed.

Terms

Scope

This document (“Investment Guidelines”) covers each account or pool (“Account”) managed by the Portfolio Manager or Sub-advisor (“Sub-advisor”) related to the Portfolios listed above.

Applicability with Other Documents

The Sub-advisor is instructed to manage the Account in accordance with these Investment Guidelines, the Portfolio Management Agreement or Investment Sub-Advisory Agreement (the “Agreements”) and any other documents as set forth in such Agreements. The Sub-advisor is instructed to contact an Authorized Person (as identified in the separate Certification of SIMC Authorized Persons for Sub-Adviser Instruction) with respect to any questions it may have regarding the Investment Guidelines or for guidance in resolving any conflicts among the documents noted above.

Changes to Investment Guidelines

These Investment Guidelines shall be reviewed by both parties and amended if necessary, in conjunction with the annual reapproval of the Agreement, if applicable, or at least annually in all other instances. These Guidelines may be amended or superseded in whole or in part, at any time, by authorized persons of SIMC (“Authorized Persons”) by written (including electronic) instructions agreed to by the Subadvisor in writing. Authorized Persons may also provide such instructions via telephone if such instructions are confirmed promptly in writing as set forth above and provided that the Subadvisor agrees to such instructions in writing.

Performance Objective

On a rolling three-year basis, using the figures below, the objective is to seek to achieve the listed annualized Alpha Target over the listed Benchmark, subject to the general Tracking Error Target. If stated, the investments generally should not exceed the Maximum Tracking Error target regardless of opportunity. It is understood that return objectives cannot be assured. Furthermore, SIMC and SEI acknowledge that the Subadvisor cannot guarantee to achieve the Tracking Error Target. We are using the Russell Midcap index as the primary benchmark for your strategy.

Microcap
Benchmark	Russell Midcap Index
Alpha Target	1.75%- 2.0%
Tracking Error Target	Generally 3.5%- 4.0%	Realized TE can be higher
Maximum Tracking Error	N/A
Number of Names	Soft target range 300-350

Securities

Permitted Investments

For purposes of these Investment Guidelines, equity securities are defined to include common stock, securities convertible into common stocks, preferred stocks, warrants and rights to subscribe in common stock. Permitted securities will have the following qualities:

Qualities	Detail
The Sub-advisor should invest primarily in equity securities of issuers domiciled in, or organized under the laws of, the countries that comprise the Benchmark.

Equity securities held in each account must be listed on a broadly recognized United States securities market such as the NYSE, NASDAQ and/or AMEX as well as the OTCBB. If an equity security falls off all such listings, there is no requirement for an immediate forced sale but such position should be sold within a reasonable period of time.

American Depository Receipts (ADR)	The ADRs must meet the same criteria as common stocks.
Exchange traded funds (ETFs) are permitted for equitizing cash.	We ask that ETFs as a primary investment vehicle for alpha be limited to 2% per issue and 3% at maximum. In aggregate, ETFs for alpha and equitization should be less than 5% in normal market conditions. We understand that the equitization piece may exceed this for short periods of time in the presence of strong cash flows.
Securities should be readily transferable and marketable

Prohibited Investments

Prohibited Investments	Detail
Derivatives (including futures and options) (except as permitted for cash management elsewhere in these guidelines.
SEI Stock (Ticker: SEIC)
Pooled vehicles (not including ETFs and cash equivalent funds) that are outside the list of constituents that are or were in the Russell Midcap Indices (collectively, the “Index Constituents”)
Limited Partnership that is outside the Index Constituents	Limited Partnership
Collective Trusts that are outside the Index Constituents	Collective Trusts
Initial Public Offerings (IPOs)	Applicable to model-based implementations only
Private placements and other restricted securities including 144A and Reg S offerings	Applicable to model-based implementations only
Any investment in securities issued by an entity involved in the sale, production, research or development of cluster munitions and anti-personnel mines (collectively “Controversial Weapons”).	Applicable to UCIT funds only (SGMF USSC) A complete list of these securities can be found on the Manager Questionnaire website (http://imuportal.seic.com)

Prohibited Investments	Detail
Investment in collective investments schemes (including ETFs) that are not themselves UCITS or that do not comply with the Irish Central Bank Guidance Note 2/03.	Applicable to UCIT funds only
Any bonds, convertible bonds, preferred stock or common stock issued by Frontier Communications (ticker FTR), or any of its affiliates, will be prohibited.	Applicable to accounts managed on behalf of Frontier Communications only

Additional Restrictions

The Accounts shall have the following additional restrictions in place:

Restriction	Detail
Investment in other collective investment schemes is limited to 5% of the value of the Portfolio that is managed by the PM/Sub-advisor	Contact the SEI analyst(s) prior to investing in a collective investment scheme. Applicable to UCITS funds only
Investment in business development companies (BDCs) is permitted, subject to applicable regulatory requirements.	However, SEI requires notification as soon as possible following the time of purchase.
Must notify SEI as soon as possible after an investment in any one class of equity security exceeds 10% of the outstanding voting shares of such class.
Buying on margin and short selling is not permitted

Cash Management

The Account should generally remain fully invested, targeting a cash level less than 2% of assets when possible. It is understood that due to transactional factors, rebalancing of the Sub-advisor’s portfolio or settlement delays, the Account could reach 5.0% cash or be in an overdraft position. However, this would be considered an aberration from normal practice and if breached, a conversion should be initiated with SIMC. The Sub-advisor will be notified by SIMC of potential cash flows into or out of the Sub-advisor’s portfolio on a timely basis. Permitted investments for cash management include cash equivalents such as commercial paper, repurchase agreements, short-term treasuries, cash equivalent pooled funds, exchange traded funds and exchanged traded futures.

Account Dispersion

While cash flows and other factors prevent each Account from delivering equal returns, the Sub-advisor should seek to limit dispersion of active returns in each Account to less than 1% per year. SEI and SIMC acknowledge that Sub-advisor cannot guarantee that dispersion will be less than 1%.

Reporting Requirements

Monthly Reporting

•	Please enter into the SEI Portal a report of the preliminary monthly return for each of the Accounts managed on SIMC’s behalf.
•	Please enter final monthly returns for each Account managed on SIMC’s behalf into the SEI Portal.

Quarterly Reporting

•	Conference call between the SEI analyst(s) and a member of the Sub-advisor’s investment team
•	Quarterly performance questionnaire
•	Quarterly compliance questionnaire
•	Reported U.S. composite
•	Subject to any legal or regulatory restrictions, any material organizational changes
•	Subject to any legal or regulatory restrictions, any material changes in assets under management

Annual Reporting

•	An annual review of the markets and organization
•	Annual review of historic composite and SEI sub-portfolio returns
•	Attend mutual fund board meeting once every two years

Organization/Ownership Changes.

Subject to any legal or regulatory restrictions, the Sub-advisor will provide prompt notification of material changes in ownership or key personnel whom SIMC has access to in relation to the Account. This includes, but is not limited to, the addition or departure of any executive, portfolio manager, analyst, trader, marketing or servicing personnel and/or any other individual significant to the investment process of the Accounts or functioning of the overall relationship with SEI.

Investment Process Changes

The Subadvisor will provide prompt notification of material changes to the investment process. This includes, but is not limited to, changes in philosophy, universe screening models, valuation models, and portfolio construction methodologies.